UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2011 (May 25, 2011)

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

As previously disclosed by nFinanSe Inc. (the “Company”) in its Current Report on Form 8-K filed on July 9, 2010, on June 29, 2010, the Board of Directors of the Company (the “Board”) approved an offering of up to $5,000,000 of Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”), at a purchase price of $1.50 per share. On December 23, 2010 and on March 29, 2011, the Board amended the offering up to 4,333,334 and 5,900,000 shares, for an aggregate purchase price $6,500,000 and $8,850,000, respectively.  On June 13, 2011, the offering was amended up to 7,900,000 shares for an aggregate purchase price of up to $11,850,000.

Between August 10, 2010 and April 1, 2011, the Company reported that it had entered into Securities Purchase Agreements with certain institutional and accredited investors, pursuant to which the Company issued 5,698,841 shares of Series E Preferred Stock for an aggregate cash purchase price of $8,548,250.  On June 30, 2011, the Company entered into Securities Purchase Agreements for an additional 433,334 shares for $650,000, bringing the aggregate number of Series Preferred Stock shares sold by the Company to 6,132,175 for a total aggregate purchase price of $9,198,250.  Certain of the shares of the Series E Preferred Stock sold pursuant to the Securities Purchase Agreement dated as of June 30, 2011 were issued on June 30, 2011 while others will be issued on July 8, 2011 to allow for the proper authorization of all shares of the Series E Preferred Stock.

The Series E Preferred Stock is not convertible into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), by the holders of the Series E Preferred Stock to the extent that, if converted, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

A copy of the form of Securities Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1, the contents of which are incorporated into this Item 1.01.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 25, 2011, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal No. 1 :	Election of three directors to the Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Jerry Welch	41,362,800	230,587	4,037,515
Donald Harris	41,378,883	214,504	4,037,515
Bruce Terker	41,378,883	214,504	4,037,515

All nominees for director were duly elected.

Proposal No. 2 :	To amend the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock, par value $0.001, from 200,000,000 to 250,000,000.

For	Against	Abstentions
44,770,790	850,920	9,192

Proposal No. 2 was approved.

Proposal No. 3 :	To amend the Company’s Articles of Incorporation to increase the number of shares of “Blank Check” preferred stock, par value $0.001, from 25,000,000 to 35,000,000.

For	Against	Abstentions	Broker Non-Votes
41,223,748	367,189	2,450	4,037,515

Proposal No. 3 was approved.

Proposal No. 4 :
Approval of the amendment to the 2007 Omnibus Equity Compensation Plan to increase by 7,000,000 shares the number of shares of Common Stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2011 to 3,000,000.

For	Against	Abstentions	Broker Non-Votes
40,911,998	678,939	2,450	4,037,515

Proposal No. 4 was approved.

Proposal No. 5:	Ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011

For	Against	Abstentions
45,062,727	536,355	31,820

Proposal No. 5 was approved.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1
Form of Securities Purchase Agreement entered into by the Company and those investors party thereto between July 2, 2010 and June 30, 2011 and Form of Addendum to Securities Purchase Agreement entered into by the Company and those investors party thereto on July 2, 2010 (attached as Exhibit 10.3 to that certain Form 10-Q, filed by the Company with the Securities and Exchange Commission on August 16, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	July 7, 2011	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1
Form of Securities Purchase Agreement entered into by the Company and those investors party thereto between July 2, 2010 and June 30, 2011 and Form of Addendum to Securities Purchase Agreement entered into by the Company and those investors party thereto on July 2, 2010 (attached as Exhibit 10.3 to that certain Form 10-Q, filed by the Company with the Securities and Exchange Commission on August 16, 2010).